Ex99-4

                                          CERTIFICATE OF INCORPORATION

                                                        OF

                                        HIGHLAND PIPELINE & RESOURCES CORP.

                              Pursuant to Section 402 of the Business Corporation Law

         The undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being formed pursuant to Section 402 of the Business Corporation Law, certifies that:

         FIRST:  The name of the corporation is Highland Pipeline & Resources Corp.

         SECOND:  The purposes for which the corporation is formed are as follows:

1.       To own the capital stock,  partnership  interests or membership  interests of entities organized under the laws of the State of New York engaged in the conveyance  and transport  through gas pipe lines of natural gas;

2.       To manufacture,  own,  acquire,  produce,  process,  store,  assemble,  operate,  use, prepare for market, distribute,  buy,  sell,  dispose of,  lease,  exchange and  generally  deal in and with timber and its by-products and in and with land;

3.       To carry out its purposes alone or jointly with one or more other  corporations  formed under the Business
         Corporation Law or otherwise and empowered to so act; and

4.       To engage in any lawful  act or  activity  for which  corporations  may be  organized  under the  Business
         Corporation  Law;  provided,  however,  that the  corporation is not formed to engage in any  act  or  activity  requiring  the  consent  or  approval  of  any  state  official, department,  board,  agency or other body without  such consent or approval  first being obtained.

         THIRD:  The office of the corporation is to be located in the County of Erie, State of New York.

         FOURTH:  The corporation is authorized to issue an aggregate of ten thousand (10,000) shares of common stock ("Common Stock"), consisting of two thousand five hundred (2,500) shares of Class A Common Stock, par value
$0.01 per share ("Class A Common Stock"), and seven thousand five hundred (7,500) shares of Class B Common Stock, par value $0.01 per share ("Class B Common Stock").

         Terms of the Class A Common Stock and Class B Common Stock.  The powers, preferences and rights of the
Class A Common Stock and Class B Common Stock, and the qualifications, limitations or restrictions thereof, shall be in all respects identical, except as otherwise required by law or expressly provided in this Certificate of
Incorporation.

         1.       Dividend Rights.  Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.  Each share of Class A Common
Stock and each share of Class B Common Stock shall have identical rights with respect to dividends and distributions (including, without limitation, distributions in connection with any recapitalization of the corporation, and upon liquidation, dissolution or winding up of the corporation); provided, however, that dividends or other distributions payable on the Common Stock in cash shall be made to all holders of Common Stock pro rata based on the number of shares of Common Stock held by each; provided, further, however, that dividends or other distributions payable on the Common Stock in shares of Common Stock shall be made to all holders of
Common Stock and may be made only as follows: (i) in shares of Class B Common Stock to the holders of Class A
Common Stock and to the holders of Class B Common Stock; (ii) in shares of Class A Common Stock to the holders of
Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock; or (iii) in any authorized class or series of capital stock (other than Common Stock) to the holders of both Class A Common
Stock and Class B Common Stock.

         2.       Redemption.  The Common Stock is not redeemable by the corporation.

         3.       Conversion.  Neither the Class A Common Stock nor the Class B Common Stock shall be convertible into another class of Common Stock or any other security of the corporation.

         4.       Liquidation Rights.  Subject to the rights of holders of all classes of stock at the time outstanding having rights as to liquidation, dissolution or winding up of the corporation, if assets remain in the corporation, the holders of the Common Stock shall receive all of the remaining assets of the corporation pro rata based on the number of shares of Common Stock held by each.  Each share of Class A Common Stock and each share of Class B Common Stock shall have identical rights with respect to distributions in respect of liquidation, dissolution or winding up of the corporation.

         5.       Voting Rights.  The holder of each share of Class A Common Stock shall have the right to vote, and shall be entitled to notice of any shareholders' meeting in accordance with the By-laws of the corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.  Each outstanding share of Class A Common Stock shall be entitled to one (1) vote in connection with the election of directors and all other actions submitted to a vote of shareholders.  Holders of Class B Common Stock shall not vote on any matters except as provided by this Certificate of Incorporation and the Business Corporation Law.

         6.       Subdivision of Shares.  If the corporation shall in any manner split (by dividend or otherwise), subdivide or combine the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class of Common Stock shall be proportionally split, subdivided or combined in the same manner and on the same basis as the outstanding shares of the class of Common Stock that have been split, subdivided or combined.

         7.       Merger and Consolidation.  In the event of a merger or consolidation of the corporation with or into another entity (whether or not the corporation is the surviving entity), the holders of Class B Common Stock shall be entitled to receive the same amount and form of consideration per share as the per share consideration, if any, received by any holder of the Class A Common Stock in such merger or consolidation; provided, however, that the foregoing provisions of this paragraph 7 shall be deemed to be satisfied if holders of Class B Common
Stock receive shares of Class B Common Stock in the same manner and on the same basis as the holders of Class A
Common Stock receive Class A Common Stock in such merger or consolidation.

         FIFTH:  The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served.  The post office address within the State of New York to which the Secretary of
State shall mail a copy of any process against the corporation served upon him/her is:  c/o National Fuel Gas
Company, Legal Department, 10 Lafayette Square, City of Buffalo, County of Erie, State of New York 14203.

         SIXTH:  The corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation
Law indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all expenses, liabilities or other matters referred to in or covered by said Article.  To the fullest extent permitted by Article 7 of the Business Corporation Law, expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding brought by any party other than the corporation against any such officer, director or any person who has ceased to serve as such, in respect of any such person's acts or actions in his or her official capacity with the corporation, shall be advanced by the corporation prior to final disposition of the action.  The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by said Article, as to action in any capacity in which he or she served at the request of the corporation.

         SEVENTH:  The personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law.

         EIGHTH:  Any action required or permitted to be taken by shareholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

         NINTH:  No holder of shares of any class of capital stock of the corporation, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for or to purchase or receive any shares of any class of capital stock of the corporation, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for such shares that may at any time be issued, sold or offered for sale by the corporation.  This provision is for the regulation and conduct of the business and affairs of the corporation and is in furtherance of, and not in limitation or exclusion of, any powers conferred upon it by statute.

         TENTH:  The shareholders of the corporation shall have the power to adopt, amend or repeal the By-laws of the corporation.  In furtherance and not in limitation of the powers conferred by statute, the Board of
Directors shall in its discretion have the additional power to adopt, amend and repeal the By-laws at any time and from time to time in a manner that is consistent with this Certificate of Incorporation.

         ELEVENTH:  All votes, including, without limitation, those for the election of directors, may be taken by voice except as otherwise specifically provided in the By-laws of the corporation.  The shareholders shall not have the right to cumulate their shares in voting for the election of directors.

         TWELTH:  References in Articles SIXTH and SEVENTH to New York law or to any provision thereof shall be to such law as it existed on the date these Articles SIXTH and SEVENTH were adopted or as such law thereafter may be changed; provided that (a) in the case of any change that expands the liability of directors or limits the indemnification rights or the rights to advancement of expenses that the corporation may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in Articles SIXTH and SEVENTH shall continue as theretofore to the extent permitted by law; and (b) if such change permits the corporation without the requirement of any further action by shareholders or directors to limit further the liability of directors or officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

         IN WITNESS WHEREOF, I have made, signed and subscribed this Certificate of Incorporation this 20th day of January, 2003, and affirm that the statements contained herein are true under the penalties of perjury.

                                                                       /s/ Herbert Henryson II
                                                                       Herbert Henryson II
                                                                       Sole Incorporator
                                                                       250 Park Avenue
                                                                       New York, New York 10177